UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, Myers Industries, Inc. (the “Company”) issued a press release announcing that the Board of Directors has appointed Aaron M. Schapper as President and Chief Executive Officer effective January 1, 2025. The Board of Directors will also appoint Mr. Schapper as a member of the Board of Directors effective January 1, 2025, to fill the vacancy on the Board created by the departure of Michael McGaugh, the Company’s former President and Chief Executive Officer. Mr. Schapper will be nominated for re-election to the Board of Directors at the Company’s 2025 Annual Meeting of Shareholders to be held on April 24, 2025. Dave Basque will continue to serve in his current capacity as Interim President and Chief Executive Officer until Mr. Schapper assumes his duties as President and Chief Executive Officer effective January 1, 2025. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Schapper, age 51, has served in a variety of senior leadership roles at Valmont Industries, Inc. (NYSE: VMI) for the past eight years, and served as Chief Strategy Officer and Group President of Agriculture from July 2023 through May 2024. Mr. Schapper also served as Group President of Infrastructure from February 2020 to July 2023, and Group President of Utility Support Structures from October 2016 to February 2020. Valmont is a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology.

As described in the offer letter with Mr. Schapper dated November 21, 2024 (“Offer Letter”), Mr. Schapper’s initial base salary will be $800,000, subject to annual review by the Board of Directors. He will be eligible to participate in the Company’s annual incentive program at an initial target of 100% of his annual base salary for calendar year 2025. Mr. Schapper will also be eligible to participate in the Company’s long-term incentive program at an initial grant date value of $2,500,000. His 2025-27 long-term incentive awards will be comprised of 40-50% restricted stock units subject to pro-rata vesting over three years, and 50-60% performance stock units subject to cliff vesting at the end of three years based on Company performance on financial metrics to be determined by the Compensation and Management Development Committee of the Board of Directors. In addition, Mr. Schapper will receive an onboarding grant of stock options to purchase 125,000 shares of Myers common stock at a per share strike price equal to the price of a share on the intended grant date of January 2, 2025, subject to pro-rata annual vesting in one-third increments on the first three anniversaries of the grant date.

Mr. Schapper will be eligible to receive up to $2,500 per month for up to 12 months as assistance in maintaining a residence in proximity to the Company’s headquarters, and will be reimbursed for all reasonable expenses incurred in relocating his residence to the area of the Company’s headquarters by December 31, 2026, subject to payback if he terminates his employment without “Good Reason” prior to the one-year anniversary of his start date.

Mr. Schapper will also participate in the Company’s Senior Officer Severance Plan, as amended (“Severance Plan”) which provides severance benefits under certain events of termination as described in the Severance Plan last filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed March 5, 2024. The Offer Letter modifies several of the provisions of the Severance Plan including: (a) the following additional conditions of what constitutes “Good Reason” under the Severance Plan (i) if Mr. Schapper is required to report to anyone other than the Company’s Board of Directors, (ii) if Mr. Schapper ceases to serve as the Company’s principal executive officer, in either event without his consent, or (iii) if the Board fails to nominate and recommend him as a member of the Board, subject to shareholder vote; or (iv) a requirement that he relocate his primary residence or principal place of business more than 50 miles (other than his initial relocation to the Company’s headquarters); and (b) a requirement that if the Plan is modified in a manner that reduces the potential severance payments or materially reduces the other severance benefits provided under the Plan, Mr. Schapper will be provided severance payments and benefits that are the same as the payments and benefits that would have been provided to him under the Severance Plan in its current form.

The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has also entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement for Executive Officers (“Non-Competition and Confidentiality Agreement”) with Mr. Schapper effective November 21, 2024, under terms and conditions substantively consistent with agreements entered into with other executive officers, including a noncompete period of 12 months following any termination and restrictive covenants prohibiting solicitation of Company customers and employees. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Non-Competition and Confidentiality Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As a non-independent director, Mr. Schapper will not serve on any committees of the Board of Directors and will not receive any fees related to his service as a director.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on November 21, 2024, the Company issued a press release announcing that it has appointed Aaron M. Schapper as President and Chief Executive Officer and a director effective January 1, 2025.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter dated November 21, 2024
10.2	Non-Competition and Confidentiality Agreement
99.1	Press Release dated November 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	November 22, 2024	By:	/s/ Grant E. Fitz
Grant E. Fitz Executive Vice President and Chief Financial Officer